SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             POST OFFICE DRAWER 457
                           1653 WHICHARD'S BEACH ROAD
                        WASHINGTON, NORTH CAROLINA 27889


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------



         NOTICE is hereby given that the Annual Meeting of Shareholders of Fountain Powerboat Industries, Inc. (the "Company") will be held at the Hilton Inn located at 207 S.W. Greenville Boulevard in Greenville, North Carolina, at 10:00 a.m. on Tuesday, April 4, 2000. The purposes of the meeting are as follows:

1. ELECTION OF DIRECTORS. To elect eight directors of the Company for terms of one year or until their respective successors are duly elected and qualified;

2. PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To consider and vote on a proposal to ratify the appointment of Pritchett, Siler & Hardy, P.A. as the Company's independent public accountants for fiscal 2000; and,

3. OTHER BUSINESS. To transact any other business properly presented for action by shareholders at the Annual Meeting.


         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE THE PRESENCE OF A QUORUM, ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING A SIGNED APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           BLANCHE C. WILLIAMS
                                           SECRETARY


MARCH 13, 2000

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                           1653 WHICHARD'S BEACH ROAD
                        WASHINGTON, NORTH CAROLINA 27889

                    ----------------------------------------
                                 PROXY STATEMENT
                    ----------------------------------------


                         ANNUAL MEETING OF SHAREHOLDERS

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Fountain Powerboat Industries, Inc. (the "Company") of appointments of proxy in the enclosed form for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, April 4, 2000, at 10:00 a.m. local time, and at any adjournments thereof. The Annual Meeting will be held at the Hilton Inn located at 207 S.W. Greenville Boulevard in Greenville, North Carolina. This Proxy Statement is being mailed to the Company's shareholders on or about March 13, 2000.

ACTION TO BE TAKEN AT ANNUAL MEETING

         At the Annual Meeting, the Company's shareholders will elect eight directors for terms of one year (see "Proposal 1: Election of Directors") and vote on a proposal to ratify the appointment of the Company's independent public accountants for fiscal 2000 (see "Proposal 2: Ratification of Appointment of Independent Accountants"). Shareholders also may consider such other business as may properly be presented for action at the Annual Meeting.

APPOINTMENT AND VOTING OF PROXIES

         Persons named in the enclosed appointment of proxy to represent shareholders as proxies at the Annual Meeting (the "Proxies") are Joseph F. Schemenauer, Carol J. Price and Blanche C. Williams. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted by the Proxies in accordance with the directions contained therein. If no directions are given, those shares will be voted by the Proxies "FOR" the election of each of the nominees for director named in Proposal 1, and "FOR" Proposal 2. On any other matters that may properly be presented for action at the Annual Meeting, the Proxies will be authorized to vote in accordance with their best judgment. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will be authorized to vote for a substitute named by the Board of Directors.

REVOCATION OF APPOINTMENT OF PROXY

         A shareholder who signs an appointment of proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES AND METHOD OF SOLICITATION

         The Company will pay all costs of the solicitation of appointments of proxy for the Annual Meeting, including costs of preparing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by directors, officers and employees of the Company and Fountain.

RECORD DATE

         The close of business on March 7, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on the Record Date will be eligible to vote on the matters presented for action at the Annual Meeting.

VOTING SECURITIES

         The Company's voting securities are the shares of its common stock, $.01 par value per share, of which 4,732,608 shares were outstanding on the Record Date. Fountain holds 15,000 shares of the Company's common stock which are treated as treasury shares and are not entitled to be voted at the Annual Meeting. Otherwise, each shareholder will be entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting.

VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL

         In the election of directors, the eight nominees receiving the highest numbers of votes will be elected. To approve Proposal 2, the votes cast in favor of the proposal must exceed the votes cast in opposition. So long as a quorum is present at the Annual Meeting, abstentions and broker non-votes will have no effect in the election of directors or in the voting on Proposal 2. Shareholders may not vote cumulatively in the election of directors.

BENEFICIAL OWNERSHIP OF SECURITIES

         PRINCIPAL SHAREHOLDERS. As of the Record Date, the shareholders identified in the following table beneficially owned more than 5% of the Company's common stock.


              NAME AND ADDRESS                                      AMOUNT AND NATURE OF              PERCENT
             OF BENEFICIAL OWNER                                    BENEFICIAL OWNERSHIP           OF CLASS (1)
---------------------------------------------                     ------------------------         ------------
Reginald M. Fountain, Jr.
P.O. Drawer 457
Washington, North Carolina 27889.........................               2,588,872 (2)                 49.81%

Triglova Finanz, A.G.
Edificio Torre Swiss Bank
Piso 16, Apartado Postal 1824
Panama 1, Republica de Panama............................                 266,500                      5.65%

----------
(1) Percentages are calculated based on 4,732,608 total outstanding shares, minus 15,000 shares held by Fountain, plus, in the case of Mr. Fountain, 480,000 additional shares he could purchase upon the exercise of stock options he currently holds.
(2) Includes 480,000 shares which could be purchased by Mr. Fountain from the Company upon the exercise of stock options and as to which shares he may be deemed to have sole investment power only.

         MANAGEMENT OWNERSHIP. As of the Record Date, the beneficial ownership of the Company's common stock by current directors, nominees for election as directors and certain executive officers, individually, and by all current directors and executive officers of the Company as a group, was as follows:


                    NAME OF                                       AMOUNT AND NATURE OF            PERCENT
              BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP (1)        OF CLASS (2)
--------------------------------------------                    ------------------------        ------------
Reginald M. Fountain, Jr..............................                2,588,872 (3)                49.81%

Darryl M. Diamond, M.D................................                       -0-                       --

George L. Deichmann III...............................                    5,000                         *

Craig F. Goess........................................                       -0-                       --

Guy C. Hecker, Jr.....................................                       -0-                       --

Federico Pignatelli...................................                   30,000                         *

Anthony J.  Romersa...................................                   20,000 (4)                     *

Mark L. Spencer.......................................                   33,525 (5)                     *

All current directors and executive
     officers as a group (9 persons)..................                2,678,197 (6)                 51.09%

----------
(1) Except as otherwise noted below, the named individuals and persons included in the group exercise sole voting and investment power with respect to all shares shown as beneficially owned.
(2) Percentages are calculated based on 4,732,608 total outstanding shares, minus 15,000 shares held by Fountain, plus, in the case of each individual and the group, the number of additional shares that could be purchased by that individual (if any) or by persons included in the group upon the exercise of stock options. An asterisk indicates less than 1.0%.
(3) Includes 480,000 shares which could be purchased by Mr. Fountain from the Company upon the exercise of stock options and with respect to which shares he may be deemed to have sole investment power only.
(4) Includes 15,000 shares which could be purchased by Mr. Romersa from the Company upon the exercise of stock options and with respect to which shares he may be deemed to have sole investment power only. Mr. Romersa holds options to purchase 15,000 additional shares which have not yet become exercisable.
(5) Includes 30,000 shares which could be purchased by Mr. Spencer from the Company upon the exercise of stock options and with respect to which shares he may be deemed to have sole investment power only.
(6) Includes an aggregate of 525,000 shares which could be purchased by persons included in the group from the Company upon the exercise of stock options and as to which shares such persons may be deemed to have sole investment power only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's directors and executive officers are required by Federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's common stock. Based on its review of copies of those reports, the Company's proxy statement each year is required to disclose failures to report shares beneficially owned or changes in such beneficial ownership or to timely file required reports. Based solely on its review of reports filed by its directors and executive officers, the Company is not aware of any failures to file required reports during fiscal 1999.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Bylaws provide for a Board of Directors composed of not less than three nor more than 25 members and authorize the Board of Directors to set and change the number of directors from time to time within those limits. Directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been elected and have qualified.

         The Board of Directors currently consists of seven members whose terms will expire at the Annual Meeting. The Board has set the number of the Company's directors at eight for the year following the Annual Meeting and has nominated the eight persons named below for election at the Annual Meeting as directors of the Company for one-year terms. Seven of the nominees currently serve as directors and have been nominated for reelection.

------------------------------------------------------------------------------------------------------------------------------------

                                     POSITION(S) WITH THE           FIRST                    PRINCIPAL OCCUPATION AND
         NAME AND AGE                COMPANY AND FOUNTAIN        ELECTED (1)                           BUSINESS EXPERIENCE
------------------------------       --------------------        -----------  --------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Reginald M. Fountain, Jr.          Chairman, President and            1986    Officer of the Company and Fountain
             (59)                  Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------------------

Darryl M. Diamond, M.D.                    Director                   1998    Retired physician, Los Angeles, CA.
             (63)
------------------------------------------------------------------------------------------------------------------------------------

George L. Deichmann III                    Director                   1998    Owner and President of Trent Olds-Cadillac-
             (55)                                                             Buick-Pontiac-GMC Trucks, Inc. (auto dealership), New
                                                                              Bern, NC
------------------------------------------------------------------------------------------------------------------------------------

Craig F. Goess                             Director                   1998    President and General Manager of Greenville Toyota,
             (45)                                                             Inc. and Auto Truck Center of Greenville, Inc. (auto
                                                                              dealerships), Greenville, NC
------------------------------------------------------------------------------------------------------------------------------------

Guy C. Hecker, Jr. (2)                   New nominee                    ---   President, Stafford, Burke & Hecker, Inc.,
             (67)                                                             Alexandria, VA (high technology consultants)
------------------------------------------------------------------------------------------------------------------------------------

Federico Pignatelli (3)                    Director                   1992    President of Eurocapital Partners, Ltd. (investment
             (47)                                                             banking firm)
------------------------------------------------------------------------------------------------------------------------------------

Anthony J. Romersa               Executive Vice President and         1999    Officer of the Company and Fountain since
             (54)                  Chief Operating Officer                    August 1998; previously served as Director of
                                                                              Planning - Marine Operations for Brunswick
                                                                              Corp., Lake Forest, IL (1986-1998)
------------------------------------------------------------------------------------------------------------------------------------

Mark L. Spencer                            Director                   1992    Owner of Spencer Communications (advertising and
             (44)                                                             public relations firm), Montrose, CA; from 1976-1987,
                                                                              employed by Powerboat Magazine, serving as Executive
                                                                              Editor from 1981-1987; commentator for ESPN covering
                                                                              the boating industry since 1985

------------------------------------------------------------------------------------------------------------------------------------

(1) The term "First elected" refers to the year in which each individual first became a director of the Company. Dr. Diamond previously served as a director of the Company from 1989 through 1990.

(2) Mr. Hecker also serves as a director of 8X8, Inc., a public company headquartered in Santa Clara, CA, which develops, manufactures and markets telecommunications equipment.

(3) Mr. Pignatelli also serves as Chairman of BioLase Technologies, Inc., a public company headquartered in San Clemente, CA, which designs, develops, manufactures and markets laser-based systems for medical and dental applications. He was first elected as a director of the Company during 1992 pursuant to an agreement (made in connection with a private placement of shares of the Company's common stock) to allow Eurocapital Partners, Ltd. to designate one member of the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE. IN THE ELECTION OF DIRECTORS, THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBERS OF VOTES WILL BE ELECTED.

DIRECTOR COMPENSATION

         The Company's directors currently do not receive any fees or other compensation for their services as directors, but they are reimbursed for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors met two times during fiscal 1999. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and any committees on which he served.

         The Company's Board of Directors has appointed an Audit Committee, the current members of which are Messrs. Goess, Deichman, Diamond and Pignatelli. However, the committee did not meet separate from the full Board of Directors during fiscal 1999. The Company does not have a standing nominating committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's executive officers are compensated by Fountain for their services as its officers, and, with the exception of stock options, they receive no separate or additional compensation from the Company. Fountain's full Board of Directors considers and takes action on matters pertaining to the compensation of executive officers, and neither Fountain nor the Company has a standing compensation committee. During fiscal 1999, Reginald M. Fountain, Jr., who serves as Chairman, President and Chief Executive Officer of Fountain and the Company, and Anthony J. Romersa, who serves as Executive Vice President and Chief Operating Officer of Fountain and the Company, participated in deliberations of Fountain's Board of Directors pertaining to executive compensation, but each officer abstained from participation in deliberations regarding his own compensation.

         Mark L. Spencer, a director of the Company, is President and sole shareholder of Spencer Communications which has been retained by Fountain to provide it with advertising and public relations services. Pursuant to their arrangement, Fountain pays $12,000 per month for the services of Mr. Spencer's company, together with additional amounts for printing and production costs and other associated expenses. During fiscal 1999, the aggregate amount paid by Fountain to Mr. Spencer's company was $478,576.

BOARD REPORT ON EXECUTIVE COMPENSATION

         Fountain's goal is to provide an executive compensation program that will enable it to attract and retain qualified and motivated individuals as executive officers. Currently, Fountain's and the Company's executive compensation program includes: (i) base salary, (ii) cash bonuses to selected executive officers, (iii) stock options to selected executive officers, and (iv) contributions to the individual accounts of all participating employees (including executive officers) under Fountain's Section 401(k) plan. In addition, Fountain provides other employee benefit and welfare plans customary for companies of its size.

         Base salary paid by Fountain to its and the Company's President and Chief Executive Officer, Reginald M. Fountain, Jr., is set by Fountain's Board of Directors from time to time based on its evaluation of Mr. Fountain's individual level of responsibility and performance and, in particular, his historical importance and current leadership and direction in the development and growth of both Fountain and the Company. For fiscal 1999, Mr. Fountain's $350,000 base salary was unchanged from the amounts paid in fiscal 1998 and 1997. Mr. Romersa was first employed by Fountain during fiscal 1999, and his starting annual salary of $160,000, as well as the grant to him of an option to purchase 30,000 shares of the Company's common stock, was negotiated as part of his employment agreement prior to the time of his employment. Pursuant to their employment agreements, Mr. Fountain and Mr. Romersa also may receive cash bonuses each year based on Fountain's and the Company's financial performance. Mr. Fountain's agreement provides that his bonus shall equal to 5% of the Company's consolidated net income (calculated after deductions of profit sharing contributions but before deductions for income taxes), but not more than

$250,000. Mr. Romersa's agreement provides that his bonus shall equal 1% of Fountain's net profits before taxes and before the deduction of bonuses paid to other officers. Neither Mr. Fountain nor Mr. Romersa received a cash bonus for fiscal 1999.

         The salaries and cash bonuses of Fountain's and the Company's other executive officers are determined by Messrs. Fountain and Romersa based on their judgment of the levels of responsibility, qualifications, experience and performance of the individual officers, as well as the Company's size, complexity, growth and financial performance. The amounts of contributions to the separate accounts of executive officers under Fountain's 401(k) plan are determined solely by the terms of that plan.

         Except as described above with respect to Mr. Fountain's and Mr. Romersa's cash bonuses, the performance review process and, thus, the setting of salaries and the awarding of cash bonuses, largely are subjective and there are no specific formulae, objective criteria, or other such mechanism by which the salary of, or the amount of the cash bonus paid to, any executive officer, including Mr. Fountain, are tied empirically to his individual performance or to the Company's financial performance.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of Fountain's and the Company's executive officers receive annual compensation approaching that amount, Fountain's Board of Directors has not yet adopted a policy with respect to Section 162(m).
                             THE BOARD OF DIRECTORS:

         REGINALD M. FOUNTAIN, JR.  GEORGE L. DEICHMANN III   ANTHONY J. ROMERSA
         DARRYL M. DIAMOND, M.D.    CRAIG F. GOESS            MARK L. SPENCER
                                    FEDERICO PIGNATELLI

EXECUTIVE OFFICERS

         REGINALD M. FOUNTAIN, JR., age 59, currently serves as Chairman, President and Chief Executive Officer of the Company and Fountain. He founded Fountain during 1979 and became Chief Executive Officer of the Company upon its acquisition of Fountain during 1986.

         ANTHONY J. ROMERSA, age 54, was appointed as Executive Vice President and Chief Operating Officer of the Company and Fountain during August 1998. He has over 20 years of experience in the boating industry and, prior to joining the Company, had served as Director of Planning -- Marine Operations with Brunswick Corp. since 1986.

         JOSEPH F. SCHEMENAUER, age 54, was appointed Vice President -- Finance and Chief Financial Officer of the Company and Fountain during September 1997. Previously, he had been employed as Chief Financial Officer of Luhrs Corporation since 1995. From 1991 through 1995, he was a principal shareholder and served as Chief Financial Officer of G&S Technology, Inc., a resin formulation company. He has over 20 years of experience in a financial capacity in the boating industry, having also been employed by Great American Yachts, the Wellcraft Marine and Triumph Yachts Divisions of Genmar Industries, Inc., Donzi Marine Corporation, and Chris Craft Corporation (and its successors, Murray Chris Craft Sportboats, Inc. and Murray Chris Craft Cruisers, Inc.).

         BLANCHE C. WILLIAMS, age 66, has served as Secretary and Treasurer of the Company since August 1986 and has held the same positions with Fountain since it was formed during 1979. She also serves as Executive Assistant to the President.

EXECUTIVE COMPENSATION

         The following table contains information regarding cash and certain other compensation paid to or deferred by certain of the Company's and Fountain's executive officers for the fiscal years listed. The Company's executive officers also serve and are compensated as officers and employees of Fountain, and no additional compensation is paid to any officer for his or her service as an officer of the Company.


                                                                SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------

                                                ANNUAL  COMPENSATION                LONG TERM COMPENSATION
                                        --------------------------------------   ---------------------------
                                                                                 RESTRICTED      SECURITIES
                                                                 OTHER ANNUAL      STOCK        UNDERLYING         ALL OTHER
        NAME AND              FISCAL      SALARY       BONUS     COMPENSATION      AWARDS          OPTIONS        COMPENSATION
    PRINCIPAL POSITION         YEAR       ($) (1)       ($)         ($)(2)           ($)            (#)               ($)
---------------------------   ------    ----------   ---------- --------------   ----------      ----------       -------------
Reginald M. Fountain (3)       1999        350,000        -0-       -0-             -0-               -0-              -0-
  President and Chief
  Executive Officer            1998        350,000    192,023       -0-             -0-               -0-              -0-

                               1997        350,000     78,519       -0-             -0-               -0-              -0-


Anthony J. Romersa (4)         1999        131,731        -0-       -0-             -0-           30,000            $1,477 (5)
  Executive Vice President
  and Chief Operating          1998              -          -        --              --               --                --
  Officer
                               1997              -          -        --              --               --                --


(1) Includes amounts deferred at Mr. Romersa's election pursuant to Fountain's Section 401(k) plan. Mr. Fountain does not participate in that plan.
(2) In addition to compensation paid in cash, Fountain's executive officers receive certain personal benefits. The value of such benefits received by each executive officer each year did not exceed 10% of his cash compensation for that year.
(3) Mr. Fountain is employed as an officer of Fountain pursuant to an employment agreement entered into during 1989 which provides for a base term of one year and for automatic renewal at the end of each year for an additional one-year period until terminated as provided therein. Pursuant to the agreement, Mr. Fountain receives base salary in an amount approved by the Board of Directors (but not less than $104,000), an annual cash bonus in an amount equal to 5% of the Company's consolidated net income (calculated after deductions of profit sharing contributions but before deductions for income taxes, but not more than $250,000), and certain other benefits.
(4) Mr. Romersa is employed as an officer of Fountain pursuant to an employment agreement entered into during 1998 which provides for a term ending August 23, 2001. Pursuant to the agreement, Mr. Romersa receives base salary in an amount approved by the Board of Directors (but not less than $160,000), an annual cash bonus equal to 1% of Fountain's net profits before taxes and before the deduction of bonuses paid to other officers, and certain other benefits. In the event (i) Mr. Romersa's employment is terminated within 24 months following a "change in control" (as defined in the agreement) of the Company or Fountain (other than a termination for "Cause," retirement, death or disability), or (ii) following any Change in Control, and without his consent, Mr. Romersa's job location is transferred an unreasonable distance from Washington, NC, he is not paid salary or bonus at the rates described in the agreement, other employee benefits are reduced or eliminated in a manner that does not apply proportionately to all salaried employees, or he is assigned duties inconsistent with his position, duties or status at the time of the Change in Control, then he will be entitled to receive (or, in the case of (ii), he may terminate his own employment and be entitled to receive) from Fountain all compensation he would have been entitled to receive under the agreement and which then remains unpaid (not to exceed the amount of his then current base salary for two years). The agreement may be terminated by Fountain for "Cause" (as defined in the agreement).
(5) Consists of Fountain's contributions to the Section 401(k) plan for Mr. Romersa's account.

STOCK OPTIONS

         The following table contains information regarding options to purchase shares of the Company's common stock which were granted during fiscal 1999 to the Company's executive officers named in the Summary Compensation Table above.


                                             OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                       INDIVIDUAL                                                   FOR OPTION
                                         GRANTS                                                        TERM
------------------------------------------------------------------------------------------- ------------------------------

                        NO. OF SECURITIES     % OF TOTAL
                           UNDERLYING       OPTIONS GRANTED    EXERCISE OR
                         OPTIONS GRANTED     TO EMPLOYEES       BASE PRICE     EXPIRATION
        NAME                 (#) (1)         IN FISCAL YEAR   ($/SHARE) (1)      DATE        5% ($) (2)     10% ($) (2)
----------------------  -----------------   ---------------   -------------    ----------    ----------     -----------
  Anthony J. Romersa         30,000              100%             $5.00         01/11/04       $41,442        $91,590
----------------------- ------------------ ------------------ --------------- ------------- -------------- --------------


  (1) The option becomes exercisable as to 5,000 of the covered shares each calendar quarter-end, beginning June 30, 1999. On June 30, 1999, the option had become exercisable as to 5,000 shares and, at January 31, 2000, had become exercisable as to 15,000 shares.
  (2) Calculated based on the indicated rate of stock price appreciation for the full term of the option and with no partial exercise prior to the expiration date.

         The following table contains information regarding all options to purchase shares of the Company's common stock held at June 30, 1999, by the Company's executive officers named in the Summary Compensation Table above.


         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------

                                                            NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FY-END                    AT FY-END
                                                        ------------------------------- ------------------------------------
                                  SHARES
                                 ACQUIRED      VALUE
NAME                            ON EXERCISE  REALIZED    EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                            -----------  --------    -----------     -------------      -----------       -------------
Reginald M. Fountain, Jr.            (1)         --      480,000 (2)           -0-           $20,550  (4)           --

Anthony J. Romersa                   (1)         --        5,000 (3)       25,000 (3)             -0- (5)         $ -0- (5)

----------
(1)    No options were exercised during fiscal 1999.
(2) Includes options to purchase 30,000 shares at a price of $3.94 per share which expire on March 17, 2000, and options to purchase 450,000 shares at a price of $4.67 per share which expire on August 4, 2005. Numbers of shares and exercise prices have been restated to give effect to the three-for-two stock split effected during August 1997.
(3) Includes options to purchase an aggregate of 30,000 shares at a price of $5.00 per share which become exercisable as to 5,000 shares each calendar quarter-end, beginning June 30, 1999, and, which expire on January 11, 2004. At January 31, 2000, the options had become exercisable as to an aggregate of 15,000 shares.
(4) Reflects the difference between the aggregate exercise price of the options and the higher aggregate market value of the underlying shares on June 30, 1999 (based on the $4.625 closing sale price of the Company's common stock on the Nasdaq National Market on June 30, 1999). The options had no value on January 31, 2000, since, on that date, the aggregate exercise price of the options exceeded the aggregate market value of the underlying shares (based on the $3.375 closing sale price of the Company's common stock on that date).
(5) At June 30, 1999, and at January 31, 2000, the options had no value since, on each of those dates, the aggregate exercise price of the options exceeded the aggregate market value of the underlying shares (based on the closing sale prices of the underlying shares on those dates).

PERFORMANCE GRAPH

         The following line graphs compare the cumulative total shareholder return (the "CTSR") on the Company's common stock during the previous five fiscal years with the CTSR over the same measurement period of the S&P 500 index and the S&P Leisure Time (Products) index. Each line graph assumes $100 invested on June 30, 1994, and that dividends were reinvested in additional shares. However, since the Company has not paid dividends on its common stock during the previous five years, no reinvestment is included in calculation of the CTSR on the Company's common stock. Accumulated returns are indicated through June 30, 1999.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY'S COMMON STOCK, THE S&P 500 INDEX,
                    AND THE S&P LEISURE TIME (PRODUCTS) INDEX


(The performance graph appears here. The following table shows the plot points.)

                                                               *S&P LEISURE TIME
   FISCAL YEAR      |X| THE COMPANY        o S&P 500 INDEX     (PRODUCTS) INDEX
   ------------         -----------          -------------     ----------------

       1994                $100                   $100              $100

       1995                 242                    126               121

       1996                 484                    159               159

       1997                 621                    214               199

       1998                 703                    279               240

       1999                 292                    342               194

       PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Company's current independent public accounting firm, Pritchett, Siler & Hardy, P.A., has been appointed by the Board of Directors to serve as the Company's independent accountants again for fiscal 2000, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of Pritchett, Siler & Hardy, P.A. are not expected to attend the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL
2. TO BE APPROVED, VOTES CAST IN FAVOR OF PROPOSAL 2 AT THE ANNUAL MEETING MUST EXCEED THE VOTES CAST IN OPPOSITION.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for action by shareholders at the Annual Meeting. Should other matters properly come before at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder which is intended to be presented for action at the 2001 Annual Meeting must be received by the Company in writing at its main office in Washington, North Carolina, no later than November 13, 2000, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by the Company in connection with that meeting. In order to be included in the Company's proxy materials related to a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of the Company's stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.


         Written notice of other shareholder proposals intended to be presented at the 2001 Annual Meeting (proposals which are not intended to be included in the Company's proxy statement and form of appointment of proxy) must be received by the Company at its main office in Washington, North Carolina, no later than January 29, 2000, in order for such proposals to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                           ANNUAL REPORT ON FORM 10-K

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission, including without limitation proxy statements, annual reports and quarterly reports.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO CAROL
J. PRICE, DIRECTOR OF INVESTOR RELATIONS, FOUNTAIN POWERBOAT INDUSTRIES, INC., POST OFFICE DRAWER 457, WASHINGTON, NORTH CAROLINA 27889, TELEPHONE 252-975-2000.


MARCH 13, 2000

                       FOUNTAIN POWERBOAT INDUSTRIES, INC.
                             POST OFFICE DRAWER 457
                           1653 WHICHARD'S BEACH ROAD
                        WASHINGTON, NORTH CAROLINA 27889

            APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph F. Schemenauer, Carol J. Price and Blanche C. Williams, or any of them, as proxies (the "Proxies"), with full power of substitution, to vote the shares of the common stock of Fountain Powerboat Industries, Inc. (the "Company") held of record by the undersigned on March 7, 2000, at the Annual Meeting of the Company's Shareholders (the "Annual Meeting") to be held at the Hilton Inn, located at 207 S.W. Greenville Blvd. in Greenville, North Carolina, at 10:00 A.M. on Tuesday, April 4, 2000, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below.

     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY "FOR" THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE NAMED IN PROPOSAL 1 HAS BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS.

     THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE RECORD HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

     TO INSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND.

        PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

            FOUNTAIN POWERBOAT INDUSTRIES, INC. 2000 ANNUAL MEETING

1. ELECTION OF DIRECTORS: PROPOSAL TO ELECT THE EIGHT NOMINEES NAMED BELOW AS DIRECTORS OF THE COMPANY FOR ONE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND HAVE QUALIFIED.

    1 - REGINALD M. FOUNTAIN, JR.  5 - GUY L. HECKER, JR.     FOR all nominees      WITHHOLD AUTHORITY
    2 - DARRYL M. DIAMOND, M.D.    6 - FEDERICO PIGNATELLI    listed to the left    to vote for all
    3 - GEORGE L. DEICHMANN, III   7 - ANTHONY J. ROMERSA     (except as specified  nominees listed to
    4 - CRAIG F. GOESS             8 - MARK L. SPENCER        below).               the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).

2.  PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT
    ACCOUNTANTS. Proposal to ratify the appointment of
    Pritchett, Siler & Hardy, P.A., as the Company's
    independent accountants for fiscal 2000.                FOR             AGAINST            ABSTAIN

3.  OTHER BUSINESS. On such other matters as may properly be presented for action at the Annual
    Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


Check appropriate box                 Date:____________________       NO. OF SHARES
Indicate changes below:
Address Change?         Name Change?


                                                            SIGNATURE(S) IN BOX
                                                            Instruction: Please sign above EXACTLY as
                                                            your name appears on this appointment of
                                                            proxy. Joint owners of shares should BOTH
                                                            sign. Fiduciaries or other persons signing
                                                            in a representative capacity should
                                                            indicate the capacity in which they are
                                                            signing.